UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 8, 2019

Ekso Bionics Holdings, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Harbour Way South, Suite 1201

Richmond, California 94804

(Address of principal executive offices, including zip code)

(510) 984-1761

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

ITEM 1.01. Entry into a Material Definitive Agreement.

As previously reported, Ekso Bionics Holdings, Inc. (the “Company”) and Ekso Bionics, Inc., a wholly-owned subsidiary of the Company, entered into an agreement dated January 30, 2019 (the “JV Agreement”) with Zhejiang Youchuang Venture Capital Investment Co., Ltd. (“ZYVC”) and Shaoxing City Keqiao District Paradise Silicon Intelligent Robot Industrial Investment Partnership (Limited Partnership) relating to the establishment and operation of a joint venture company called Exoskeleton Intelligent Robotics Co. Limited (the “Joint Venture”). Pursuant to the JV Agreement, the Company has agreed to issue to the Joint Venture or a designee of ZYVC, within thirty (30) business days of the Joint Venture delivering its first batch of finished Ekso GT products to a buyer, shares of the Company’s common stock at a price per share equal to the volume weighted average of the closing price of the Company’s common stock on the Nasdaq Capital Market for the twenty (20) days prior to the date of issuance for an aggregate purchase price equal to $5,000,000, provided that the price per share at which such shares are issued shall be no less than $1.30 and no more than $1.96.

In connection with the Company entering into the JV Agreement, on March 8, 2019, the Company and the holders of outstanding warrants to purchase shares of the Company’s common stock (the “2015 Warrants” and such holders, the “2015 Warrant Holders”) issued pursuant to a securities purchase agreement dated December 23, 2015 (the “2015 Purchase Agreement”) entered into an amendment to the 2015 Purchase Agreement (the “Amendment”) to retroactively remove the provision in the 2015 Purchase Agreement prohibiting the Company from effecting or entering into an agreement to effect any issuance by the Company of its common stock at a price determined based on the trading price of the Company’s common stock or otherwise at a future determined price.

Pursuant to the Amendment, on March 8, 2019, the Company also entered into an amendment to each of the 2015 Warrants (each, a “Warrant Amendment”) with the respective 2015 Warrant Holder to reduce the exercise price of each such warrant from $3.74 per share to $2.75 per share, subject to further adjustments pursuant to the existing terms of such warrant.

A copy of the forms of the Amendment and the Warrant Amendment are attached to this current report as Exhibits 99.1 and 99.2, respectively, and each such Exhibit is incorporated by reference herein. The foregoing description of the material terms of the Amendment and the Warrant Amendments, and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to Exhibits 99.1 and 99.2.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Form of Amendment to Purchase Agreement

	99.2	Form of Amendment to Common Stock Purchase Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ John F. Glenn
Name:	John F. Glenn
Title:	Chief Financial Officer

Dated: March 11, 2019